UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARMOUR Residential REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	26-1908763 (IRS Employer Identification No.)
3001 Ocean Drive, Suite 201 Vero Beach, Florida (Address of principal executive offices)	32963 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 7.875% Series B Cumulative Redeemable Preferred Stock, Liquation Preference $25.00 per Share	Name of each exchange on which each class is to be registered The New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box.

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: File No. 333-182583
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading "Description of the Series B Preferred Stock" in the Registrant's Prospectus Supplement dated February 7, 2013, as filed with the Securities and Exchange Commission (the "Commission") on February 8, 2013, pursuant to Rule 424(b) under the Securities Act of 1933 and under the headings "Description of Capital Stock-Shares of Preferred Stock" and "-Restrictions on Ownership and Transfer" in the accompanying prospectus that constitutes a part of the Registrant's Shelf Registration Statement on Form S-3 (File No. 333-182583), filed with the Commission on July 9, 2012, which information is incorporated herein by reference.

Item 2.	Exhibits.

3.1	ARMOUR Residential REIT, Inc. Amended and Restated Articles of Incorporation(1).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation(2)

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation(3)

3.4	ARMOUR Residential REIT, Inc. Amended Bylaws(4)

3.5	Articles Supplementary of 8.250% Series A Cumulative Redeemable Preferred Stock(5)

3.6	Articles Supplementary of 7.875% Series B Cumulative Redeemable Preferred Stock(6)

4.1	Specimen 8.250% Series A Cumulative Redeemable Preferred Stock Certificate(7)

4.2	Specimen 7.875% Series B Cumulative Redeemable Preferred Stock Certificate*

(1)	Incorporated by reference to Exhibit 3.4 to ARMOUR’s Current Report on Form 8-K filed with the SEC on November 12, 2009.

(2)	Incorporated by reference to Exhibit 3.1 to ARMOUR’s Current Report on Form 8-K filed with the SEC on August 8, 2011.

(3)	Incorporated by reference to Exhibit 3.1 to ARMOUR's current report on Form 8-K filed with the SEC on December 1, 2011.

(4)	Incorporated by reference to Exhibit 3.5 to ARMOUR’s Current Report on Form 8-K filed with the SEC on November 12, 2009.

(5)	Incorporated herein by reference to Exhibit 3.1 to ARMOUR's Current Report on Form 8-K filed with the SEC on June 6, 2012.

(6)	Incorporated by reference to Exhibit 3.1 to ARMOUR's Current Report on Form 8-K filed with the SEC on February 12, 2013.

(7)	Incorporated by reference to Exhibit 4.1 to ARMOUR's Form 8-A filed with the SEC on June 7, 2012.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 12, 2013	ARMOUR RESIDENTIAL REIT, INC.

	By:	/s/ Scott J. Ulm
Name: Scott J. Ulm
Title: Co-Chief Executive Officer, Chief Investment Officer, Co-Vice Chairman and Head of Risk Management